Exhibit 99.1

1660 Wynkoop Street, Suite 1000	NewsRelease
Denver Colorado 80202-1132
Phone: (303) 573-1660
Fax: (303) 595-9385
Email: info@royalgold.com
www.royalgold.com
ROYAL GOLD ENTERS INTO A NEW
$100 MILLION TERM LOAN FACILITY AGREEMENT
     DENVER, COLORADO. JANUARY 21, 2010: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), a leading precious metals royalty company, today announced that it has obtained a new $100 million secured term loan from HSBC Bank USA, National Association, which will be funded in conjunction with the closing of the Plan of Arrangement between Royal Gold and International Royalty Corporation (“IRC”), as announced on December 18, 2009, whereby Royal Gold would acquire all of the issued and outstanding shares of IRC. HSBC Securities (USA) Inc. acted as Sole Lead Arranger for the loan.
     The loan will mature 18 months from the funding date with principal repayments scheduled to occur every three months. The interest rate on the loan is LIBOR plus 2.25%. Funding under the $100 million term loan is subject only to delivery of a borrowing notice and certificates by Royal Gold and certain of its subsidiaries.
     Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests. The Company owns royalties on 118 properties on six continents, including royalties on 21 producing mines and 12 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.
For further information, please contact:
Karen Gross
Vice President and Corporate Secretary
(303) 575-6504
Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include the statement regarding the proposed acquisition of IRC. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.
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